Exhibit 99.1

FOR IMMEDIATE RELEASE

Tuesday January 10, 9:40 am ET

Polar Molecular Holding Corporation Announces Date for Annual Meeting of Shareholders

DENVER—(BUSINESS WIRE)—Jan. 10, 2006—Polar Molecular Holding Corporation (Pink Sheets:POMH - News) announced today that it will hold its Annual Meeting for Shareholders on January 27, 2006 at 10:00 AM, mountain time, at the Company’s Corporate Headquarters in Denver, Colorado.

Polar Molecular Holding Corporation’s Annual Meeting had been delayed due to a change in auditors which delayed the completion of the Company’s annual audit for the year ending December 31, 2004. The Company has now completed its audit and successfully filed its 10-KSB for year ended December 31, 2004 with the Securities and Exchange Commission as of January 9, 2006.

About Polar Molecular Holding Corporation

Polar Molecular Holding Corporation is the parent of Polar Molecular Corporation. Polar Molecular Corporation develops and sells a proprietary line of fuel conditioners for gasoline, diesel fuel and industrial heating oils under the trademarked name DurAlt®. DurAlt® products provide up to an 8-12% increase in fuel economy, up to 60% decrease in emissions, reduced engine octane requirement (3-5 octane numbers), a 2 number increase in Diesel fuel cetane rating, and up to a 20% decrease in engine maintenance.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties including, but not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment, or human resources, the effect of economic and business conditions, and the ability to attract and retain skilled personnel. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Polar Molecular Holding Corporation

Mark Nelson, 303-221-1908